UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
August 20, 2007
Date of Report (Date of earliest event reported)

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)          (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

First Amendment dated August 20, 2007 to the Contract Agreement Dated April 29, 2007 Between IGC, CWEL, AMTL and MAIL.

 On August 20, 2007, India Globalization Capital, Inc. (“IGC”) entered into a First Amendment to the Agreement Dated April 29, 2007 (“First Amendment to CWEL Purchase Agreement”) with Chiranjjeevi Wind Energy Limited, (“CWEL”), Arul Mariamman Textiles Limited (“AMTL”), and Marudhavel Industries Limited (“MAIL”).  The First Amendment to CWEL Purchase Agreement amends the Contract Agreement Dated April 29, 2007 (“CWEL Purchase Agreement”) between IGC, CWEL, AMTL and MAIL.  Pursuant to the CWEL Purchase Agreement, IGC will acquire 100% of a 24-mega watt wind energy farm, consisting of 96 250-kilowatt wind turbines, located in Karnataka, India to be manufactured by CWEL.

Pursuant to the First Amendment to CWEL Purchase Agreement, the deadline for IGC to make a required down payment to CWEL pursuant to Clause 13.1 of the CWEL Purchase Agreement was extended from September 30, 2007 to March 31, 2008.  In addition, Clause 11.3 of the CWEL Purchase Agreement was amended to extend the deadline for IGC to consummate the transaction from September 30, 2007 to March 31, 2008.   As previously provided by Clause 11.3, if the transaction is not consummated by the deadline, IGC will forfeit 25% of a previously paid deposit of INR 10,000,000 (approximately USD $245,118 based on a current conversion ratio of USD $.024518 per INR.)

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	First Amendment dated August 20, 2007 to Agreement dated April 29, 2007 between IGC, CWEL, AMTL and MAIL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: August 23, 2007	By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Document

10.1	First Amendment dated August 20, 2007 to Agreement dated April 29, 2007 between IGC, CWEL, AMTL and MAIL.